EXHIBIT 99.2

Heat Biologics, Inc. Announces Closing of $20.7 Million Public Offering

DURHAM, NC – May 7, 2018 – Heat Biologics, Inc. (“Heat”) (NASDAQ: HTBX), a biopharmaceutical company developing drugs designed to activate a patient’s immune system against cancer, today announced the closing of its previously announced underwritten public offering of:  (i) 3,000,000 shares of its Common Stock at a price of $1.44 per share together with a number of Common Warrants to purchase 1,500,000 shares of its Common Stock, and (ii) 9,500,000 Pre-funded Warrants, with each Pre-funded Warrant exercisable for one share of Common Stock, together with a number of Common Warrants to purchase 4,750,000 shares of its Common Stock. The Common Warrants will have an exercise price of $1.584, will be exercisable upon issuance and will expire five years from the date of issuance. In addition, the underwriters exercised the over-allotment option in full to purchase an additional 1,875,000 shares of Common Stock and 937,500 Common Warrants. Gross proceeds to Heat from this offering are approximately $20,676,875 before deducting underwriting discounts and commissions and other estimated offering expenses payable by Heat.

A.G.P./Alliance Global Partners, offering securities through Euro Pacific Capital, Inc., acted as the sole book-running manager for the offering.

CIM Securities, LLC acted as a Co-Manager for the offering.

The shares and warrants described above were offered by Heat Biologics, Inc. pursuant to a registration statement on Form S-1 (No. 333-224039) previously filed with the U.S. Securities and Exchange Commission (“SEC”) and declared effective on May 2, 2018. A final prospectus relating to the offering was filed with the SEC and is available on the SEC’s website at http://www.sec.gov. Electronic copies of the final prospectus may be obtained from A.G.P./Alliance Global Partners, offering securities through Euro Pacific Capital, Inc., 590 Madison Avenue, 36th Floor, New York, NY 10022 or via telephone at 212-624-2006 or email: prospectus@allianceg.com.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Heat Biologics

Heat Biologics is a biopharmaceutical company developing immunotherapies designed to activate a patient's immune system against cancer by inducing CD8+ “Killer” T-cells. Heat’s T-Cell Activation Platform (TCAP) produces therapies designed to turn “cold” tumors “hot,” and be administered in combination with checkpoint inhibitor therapies and other immuno-modulators to increase their effectiveness. Heat is currently enrolling patients in its Phase 2 clinical trial for non-small cell lung cancer, in combination with Bristol-Myers Squibb’s nivolumab (Opdivo®). Pelican Therapeutics, a subsidiary of Heat, is focused on the development of co-stimulatory monoclonal antibody and fusion protein-based therapies designed to activate the immune system. Heat also has numerous pre-clinical programs at various stages of development. For more information, please visit www.heatbio.com.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 on our current expectations and projections about future events. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. These statements are based upon current beliefs, expectations and assumptions and include statements regarding Heat’s ongoing clinical programs and potential licensing or acquisition of assets. These statements are subject to a number of risks and uncertainties, many of which are difficult to predict, including the success of Heat’s clinical programs, the ability to locate suitable licensing and acquisition targets, and the other factors described in Heat’s filings with the SEC. The information in this release is provided only as of the date of this release, and Heat undertakes no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Media and Investor Relations Contact

Heat Biologics

+1 919 289 4017

investorrelations@heatbio.com